EXHIBIT 10.1


                               AMENDMENT TO THE
                        JACK HENRY & ASSOCIATES, INC.
                            1996 STOCK OPTION PLAN

      On this 29th day of June, 2005, the Board of Directors of Jack Henry & Associates, Inc. adopted the following resolution to amend the 1996 Stock Option Plan:

 RESOLVED, that Section 5(h) of the Jack Henry & Associates, Inc. 1996 Stock Option Plan be amended as follows (amended portion underlined):

      5 (h)   Change in Option Terms.  Notwithstanding the terms of this
      Plan or of individual option agreements granted hereunder, the Board or Committee may, in its discretion, upon the death, disability or termination of employment of the option holder, or in such other circumstances as the Board or Committee may deem appropriate in its sole discretion, extend the term of the option or accelerate vesting thereof.

 The effective date of this amendment is June 29, 2005.

 In all other respects, the Jack Henry & Associates, Inc. 1996 Stock Option Plan remains unchanged.



                          /s/ Janet E. Gray
                          ------------------------
                          Janet E. Gray, Secretary